UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐                             Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CSX Corporation

(Name of Registrant as Specified In Its Charter)

Mantle Ridge LP

MR Argent Advisor LLC

Mantle Ridge GP LLC

MR Argent Fund CE LP

MR Argent GP LLC

MR Argent Offshore AB Ltd.

MR Argent Offshore BB Ltd.

MR Argent Offshore CB 01 Ltd.

MR Argent Offshore CB 02 Ltd.

MR Argent Offshore CB 03 Ltd.

MR Argent Offshore CB 04 Ltd.

MR Argent Offshore CB 05 Ltd.

MR Argent Offshore CB 07 Ltd.

MR S and P Index Annual Reports LLC

Paul C. Hilal

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MANTLE RIDGE LP

April 20, 2017

Dear Fellow Shareholders:

On March 6, 2017, CSX Corporation named E. Hunter Harrison as Chief Executive Officer. We believe that Mr. Harrison is the most effective and successful railroad leader of our times, having led the dramatic turnaround of three major railroads over the last 25 years (Illinois Central, Canadian National and Canadian Pacific). In those undertakings, he drove operating ratios to industry-leading levels while delivering total shareholder returns of 450%, 353% and 319%, respectively. He achieved these results by transforming each of these railroads from more traditional operating models to the Precision Scheduled Railroading model he created and refined over his career. Railroads operating under this model perform far better than railroads operating under traditional models. Mr. Harrison is the only person to have effected such a transformation at a Class I railroad. As CEO, Mr. Harrison intends to effect the same transformation at CSX.

The Board is seeking shareholder input at the upcoming Annual Meeting concerning Mr. Harrison’s request that CSX reimburse $84 million of the $90 million in costs incurred in connection with narrowing Mr. Harrison’s non-compete sufficiently to allow him to accept the position of CEO. This request is the subject of a resolution that appears as Item 5 in the attached proxy statement.

The total costs covered by the reimbursement resolution are less than $0.12 per share. To put that reimbursement cost in context of the value shareholders expect Mr. Harrison to create for them, CSX’s stock increased $12.91 per share, or 35%, from the day Canadian Pacific announced Mr. Harrison would retire with a limited waiver of his non-compete allowing him to serve as CEO of certain class one railroads including CSX until the date CSX hired him as CEO.

Mr. Harrison joined CSX with the expectation that CSX would reimburse these costs. If CSX does not do so, Mr. Harrison has made clear that he will resign from CSX after the 2017 annual meeting in order to maintain the interim protection that Mantle Ridge gave him (as further described in the proxy statement). We believe this outcome would be detrimental to the near and long-term value of CSX.

On behalf of Mantle Ridge, one of CSX’s largest shareholders, I recommend you vote for the reimbursement resolution and for the other items on the agenda in the attached proxy statement. I look forward to seeing you at the Annual Meeting.

For additional information regarding the reimbursement resolution and Mantle Ridge’s recommendation please visit www.CSXAdvisoryVote2017.com.

Sincerely,

/s/ Paul Hilal

Paul Hilal

Founder and CEO

Mantle Ridge LP

2017 ANNUAL MEETING OF SHAREHOLDERS

OF

CSX CORPORATION

PROXY STATEMENT

OF

MANTLE RIDGE LP

Mantle Ridge LP (“Mantle Ridge”) and certain of its affiliates are furnishing this Proxy Statement (the “Proxy Statement”) and the enclosed gold proxy card in connection with their solicitation of proxies from the shareholders of CSX Corporation (“CSX” or the “Company”) for use at the 2017 annual meeting of shareholders of CSX (including any adjournments or postponements thereof and any meeting held in lieu thereof, the “Annual Meeting”). This Proxy Statement and the enclosed gold proxy card are first being furnished to shareholders on or about April 20, 2017.

We are soliciting your proxy for the Annual Meeting in support of the following matters:

1.	The election to the Company’s Board of Directors (the “Board”) of the thirteen director nominees supported by the Board and named in this Proxy Statement (“Item 1”);

2.	The ratification of the appointment of Ernst & Young LLP (“EY”) as CSX’s Independent Registered Public Accounting Firm for 2017 (“Item 2”);

3.	An advisory (non-binding) resolution to approve compensation of the Company’s named executive officers (“Item 3”);

4.	An advisory (non-binding) resolution on whether future votes on executive compensation for the Company’s named executive officers should be held every one, two or three years (“Item 4”); and

5.	An advisory (non-binding) vote concerning the reimbursement arrangements sought in connection with retention of E. Hunter Harrison as chief executive officer (“CEO”) at CSX (“Item 5”).

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined above, including the election of the 13 director nominees named in this Proxy Statement, the ratification of the selection of the Independent Registered Public Accounting Firm (the “Independent Auditors”) of CSX, the consideration of an advisory (non-binding) vote on executive compensation, the consideration of an advisory (non-binding) vote concerning the frequency of future votes on executive compensation and the consideration of an advisory (non-binding) vote concerning the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX.

When and where will the Annual Meeting be held?

The Annual Meeting will be held at 10:00 a.m. (EDT) on Monday, June 5, 2017 at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia 23220. The facility is accessible to persons with disabilities.

Who is soliciting my vote?

Mantle Ridge and the other participants named below (collectively, the “Participants”) are soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting. Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, Internet, television, radio, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of the Participants, none of whom will receive additional compensation for such solicitation.

The Participants in this solicitation are MR Argent Offshore AB Ltd., MR Argent Offshore BB Ltd., MR Argent Offshore CB 01 Ltd., MR Argent Offshore CB 02 Ltd., MR Argent Offshore CB 03 Ltd., MR Argent Offshore CB 04 Ltd., MR Argent Offshore CB 05 Ltd., MR Argent Offshore CB 07 Ltd. (collectively, the “MR Funds”), MR Argent Fund CE LP, MR Argent Advisor LLC (the “Advisor”), Mantle Ridge GP LLC, Mantle Ridge, MR Argent GP LLC, MR S and P Index Annual Reports LLC and Paul C. Hilal.

D.F. King & Co., Inc. (“DF King”) has been retained to provide solicitation and advisory services in connection with the Annual Meeting. DF King will receive customary fees plus reimbursement of reasonable out-of-pocket expenses for its services to the Participants in connection with the solicitation. Mantle Ridge has agreed to indemnify DF King in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares of CSX common stock held as of the Record Date. Mantle Ridge will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

The entire expense of soliciting proxies for the Annual Meeting by the Participants or on the Participants’ behalf is being borne by the Participants.

If you have any questions concerning this Proxy Statement, would like to request additional copies of this Proxy Statement or need help voting your shares of CSX common stock, please contact our proxy solicitor:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5500

All Others Call Toll-free: (888) 542-7446

Email: CSX@dfking.com

Who is entitled to vote?

Only shareholders of record at the close of business on April 17, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof, unless a new record date is set in connection with any such adjournments or postponements. On April 17, 2017, there were issued and outstanding 922,621,259 shares of CSX common stock, the only outstanding class of voting securities of the Company.

How many votes do I have?

You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.

How many shares must be present to hold the Annual Meeting?

The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining the number of shares present.

Shares held by a broker, bank or other nominee that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

Your vote is important and we urge you to vote by proxy even if you plan to attend the Annual Meeting.

What are the vote requirements for each proposal?

Election of Directors. In an uncontested election, a director is elected by a majority of votes cast for his or her election by the shares entitled to vote at a meeting at which a quorum is present. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election, any incumbent director nominated for re-election as a director who is not re-elected in accordance with the Company’s bylaws shall promptly tender his or her resignation following certification of the shareholder vote. For more information on the procedures in these circumstances, please refer to the Company’s proxy statement.

Other Proposals. For the ratification of the appointment of EY as the Company’s Independent Auditors for 2017 (Item 2); for the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers (each an “NEO” and collectively, the “NEOs”) (Item 3); and for the approval, on an advisory (non-binding) basis, of the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX (Item 5), the proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. For the advisory (non-binding) vote concerning the frequency of future votes on NEO compensation (Item 4), if a majority is not received by any of the frequency choices, the frequency choice that receives a plurality of the votes cast will be considered the shareholders’ preferred frequency for holding future advisory (non-binding) votes on executive compensation, which will be considered by the Board in selecting a frequency choice.

Abstentions are not considered votes cast on any proposal and will have no effect on the outcome of the vote. “Broker non-votes” are not considered votes cast on Item 1, Item 3, Item 4 or Item 5, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their shares in “street name,” do not provide voting instructions regarding Item 2.

How do I vote?

As explained in the detailed instructions on your gold proxy card, there are four ways you may vote. You may:

1.	Vote by Mail. Sign, date and return the enclosed gold proxy card in the enclosed postage-paid envelope. We recommend that you vote on the gold proxy card even if you plan to attend the Annual Meeting;

2.	Vote via the Internet. Vote via the Internet by following the voting instructions on the gold proxy card or the voting instructions provided by your broker, bank or other holder of record. Internet voting procedures are designed to authenticate your identity, allow you to vote your shares of CSX common stock and confirm that your instructions have been properly recorded. Your Internet vote authorizes the named proxies to vote your shares of CSX common stock in the same manner as if you had signed and returned a proxy card;

3.	Vote by Telephone. Vote by telephone by following the voting instructions on the gold proxy card or the instructions provided by your broker, bank or other holder of record. Your telephone vote authorizes the named proxies to vote your shares of CSX common stock in the same manner as if you had signed and returned a proxy card; or

4.	Vote in Person by Attending the Annual Meeting. Written ballots will be distributed to shareholders who wish to vote in person at the Annual Meeting. If you hold your shares of CSX common stock through a bank, broker or other custodian, you must obtain a “legal proxy” from such bank, broker or other custodian in order to vote in person at the meeting.

Can I change my vote?

Yes. Any shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual Meeting by:

•	submitting a properly executed, subsequently dated proxy card that will revoke all prior proxy cards;

•	instructing Mantle Ridge by telephone or via the Internet as to how you would like your shares voted (instructions are on your gold proxy card);

•	attending the Annual Meeting and withdrawing his or her proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or

•	delivering written notice of revocation either to Mantle Ridge, c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, or to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or any other address provided by the Company.

Although a revocation is effective if delivered to the Company, Mantle Ridge requests that either the original or a copy of any revocation be mailed to Mantle Ridge, c/o D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005, so that Mantle Ridge will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received. Mantle Ridge may contact shareholders who have revoked their proxies.

Will my shares be voted if I do not provide voting instructions to my broker?

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, the bank, broker or other nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to the banker, broker or other nominee, the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The proposal to ratify the appointment of EY as CSX’s Independent Auditors for 2017 is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to: (i) elect directors; (ii) vote on an advisory (non-binding) resolution on executive compensation; (iii) vote on an advisory (non-binding) resolution concerning the frequency of future advisory votes on executive compensation; and (iv) vote on an advisory (non-binding) resolution concerning the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX, are non-routine matters for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required in order for a broker to vote your shares.

Why should I complete the gold proxy card?

Voting your shares on the gold proxy card in favor of the reimbursement resolution will help CSX retain the services of Hunter Harrison as CEO and President. Mr. Harrison joined the Company on the assumption that the Company will provide the Reimbursement referred to in Item 5 and has made it clear that if the Company does not do so he will resign.

What happens if I return my proxy card but do not give voting instructions?

If you are a shareholder of record and sign, date and return the gold proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by Mantle Ridge.

Mantle Ridge recommends a vote:

1.	FOR the election of the 13 director nominees supported by the Board and named in this Proxy Statement;

2.	FOR the ratification of the appointment of EY as CSX’s Independent Auditors for 2017;

3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in CSX’s proxy materials;

4.	FOR the approval, on an advisory (non-binding) basis, of a frequency of EVERY YEAR for future advisory votes on executive compensation; and

5.	FOR the approval, on an advisory (non-binding) basis, of the reimbursement arrangements sought in connection with the retention of E. Hunter Harrison as CEO at CSX.

What happens if other matters are properly presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the enclosed gold proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the SEC, Mantle Ridge did not know of any other matters to be brought before the Annual Meeting.

How are votes counted?

Votes are counted by an independent inspector of elections appointed by the Company.

What happens if the Annual Meeting is postponed or adjourned?

Unless a new record date has been fixed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change your vote or revoke your proxy with respect to any item until the polls have closed for voting on such item.

ITEM 1: ELECTION OF DIRECTORS

Mantle Ridge recommends a vote FOR the election of the following Director Nominees.

The following description of Item 1 is based on information provided in the Company’s proxy statement. All references or statements with respect to the beliefs or intentions of the Company, the Board or any committee of the Board contained herein or any determinations made by the same are based solely on the information provided in the Company’s proxy statement.

Thirteen directors are to be elected to hold office until the 2018 annual meeting of shareholders of CSX (including any adjournments or postponements thereof and any meeting held in lieu thereof, the “2018 Annual Meeting”) and their successors are elected and qualified. Unless otherwise instructed, Mantle Ridge will cast votes FOR the election of each of the nominees named below. Each nominee, other than Messrs. Harrison, Hilal, Reilley, Zillmer and Ms. Riefler, was elected at the Company’s 2016 annual meeting of shareholders. Mr. Harrison, the Company’s CEO and President, was appointed to the Board effective March 6, 2017, the date he was appointed as CEO. Ms. Riefler and Messrs. Harrison, Hilal, Reilley and Zillmer were recommended by Mantle Ridge, which as of March 6, 2017 beneficially owned approximately 4.8% of the outstanding shares of CSX common stock and had additional economic exposure to 570,600 shares of CSX under certain cash settled total return swaps. Mr. Hilal ultimately controls the managing member of Mantle Ridge GP LLC, which is the general partner of Mantle Ridge, which is the sole member of MR S and P Index Annual Reports LLC and the Advisor.

Messrs. Hilal, Reilley and Zillmer and Ms. Riefler were each appointed to the Board effective March 6, 2017. The appointments of Ms. Riefler and Messrs. Harrison, Hilal, Reilley and Zillmer resulted from discussions between the Company and Mantle Ridge regarding the Company’s strategic direction and Board composition. Following such discussions, on March 6, 2017, the Company entered into an agreement with the Advisor (on behalf of itself and its affiliated funds) which is described under “Mantle Ridge and E. Hunter Harrison Agreements” in the Company’s proxy statement and is referred to in this Proxy Statement as the “MR Agreement.”

As of the date of this Proxy Statement, Mantle Ridge has no reason to believe that any of the nominees will be unable or unwilling to serve. There are no family relationships among any of these nominees or among any of these nominees and any executive officer of the Company. With the exception of the MR Agreement, there is no agreement or understanding between any nominee and any other person pursuant to which the nominee was selected.

Nominees for Board membership are expected to be prominent individuals who demonstrate leadership and possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency.

The Governance Committee has recommended to the Board, and the Board has approved, the persons named below as director nominees. The Board and Mantle Ridge believe that each of the director nominees adds to the overall diversity of the Board. The director nominees bring a wide range of experience and expertise in management, railroad operations and financial markets. In addition, several of the director nominees are able to provide valuable perspective into the political and regulatory environments, as well as certain key markets.

Information regarding each director nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Donna M. Alvarado Independent Director Nominee Age: 68 Director Since: 2006 CSX Committees: • Audit • Compensation • Public Affairs

Biographical Information

Donna M. Alvarado is the founder and current President of Aguila International, a business-consulting firm. Previously, Ms. Alvarado served as President and Chief Executive Officer of a global educational publishing company from 1989-1993. She has served on corporate boards in the manufacturing, banking, transportation and services industries. She has also led state and national workforce policy boards.

Ms. Alvarado previously served as Chairwoman of the Ohio Board of Regents. Following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was appointed by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism, a position which she held from 1985-1989.

Skills and Qualifications

As a result of her experience in the public and private sector, Ms. Alvarado brings to the Board significant workforce planning expertise, which is complemented by her experience with the Ohio Board of Regents.

Other Public Directorships:

•    CoreCivic Inc.

•    Park National Corporation

John B. Breaux Independent Director Nominee Age: 73 Director Since: 2005 CSX Committees: • Executive • Governance • Public Affairs (Chair)

Biographical Information

Senator John B. Breaux is a partner in the Breaux-Lott Leadership Group, a private consulting firm in Washington, D.C. owned by Squire Patton Boggs LLP. From 2005 through 2007, Senator Breaux served as Senior Counsel at Patton Boggs LLP. Senator Breaux held numerous leadership positions during his 14 years in the U.S. House of Representatives and 18-year tenure in the U.S. Senate, where he served on the House Public Works and Transportation Committee, the Senate Finance Committee and the Senate Commerce Committee. Senator Breaux also founded the Centrist Coalition of Senate Democrats and Republicans and served as chairman of the Democratic Leadership Council.

Skills and Qualifications

Senator Breaux’s extensive public policy and regulatory experience allows him to provide critical input on regulatory and legislative proposals that could have a material effect on railroad operations.

Other Public Directorships:

•    LHC Group, Inc.

Pamela L. Carter Independent Director Nominee Age: 67 Director Since: 2010 CSX Committees: • Executive • Finance (Chair) • Governance

Biographical Information

Pamela L. Carter retired in July 2015 as Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems. Ms. Carter joined Cummins Inc. in 1997 as Vice President — General Counsel and held various management positions before her appointment in 2008 as President of Cummins Distribution Business, a $5 billion business with a global footprint.

Prior to her career with Cummins, Ms. Carter served in various capacities with the State of Indiana and in the private practice of law. Ms. Carter was the first woman and the first African-American to be elected to the office of Attorney General in Indiana. Ms. Carter also became the first African-American woman to be elected state attorney general in the U.S.A. She served as Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services and Securities Enforcement Attorney for the Office of the Secretary of State.

Skills and Qualifications

With strong operational experience and extensive service in government, Ms. Carter provides the Board with in-depth knowledge and insight into operations, technology, regulatory, legal and public policy matters.

Other Public Directorships:

•    Enbridge Inc.

•    Hewlett-Packard Enterprise

Steven T. Halverson Independent Director Nominee Age: 62 Director Since: 2006 CSX Committees: • Audit • Compensation

Biographical Information

Steven T. Halverson is the Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining The Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm. Mr. Halverson also serves as a director for Guidewell Insurance and Blue Cross Blue Shield of Florida, ACIG Insurance Co., the Florida Counsel of 100 (past chair), the Florida Chamber of Commerce (past chair), the Construction Industry Roundtable (past chair) and the Jacksonville Civic Council (past chair). From 2008 until its sale to McKesson Corporation in 2013, Mr. Halverson served on the board of directors of PSS World Medical.

Skills and Qualifications

Mr. Halverson’s expertise in the construction industry allows him to provide unique insight and perspective on the U.S. economy and certain CSX markets. In addition, through his roles with key organizations in Florida, Mr. Halverson provides broad leadership capabilities to the Board.

Other Public Directorships:

•    None

E. Hunter Harrison Chief Executive Officer President Management Director Nominee Age: 72 Director Since: 2017 CSX Committees: • Executive (Chair)

Biographical Information

E. Hunter Harrison successfully led the turnaround of three major railroads over the last 25 years through his Precision Scheduled Railroading model. Mr. Harrison served as the President and Chief Executive Officer of Canadian Pacific Railway Limited (“Canadian Pacific”) and Canadian Pacific Railway Company from 2012 to 2017, during which time he was also a member of the board of directors. Prior to leading Canadian Pacific, Mr. Harrison served as President and Chief Executive Officer at Canadian National Railway Company from 2003 to 2009 and as the Executive Vice President and Chief Operating Officer from 1998 to 2002. He also served on the board of directors of Canadian National Railway Company for 10 years. Mr. Harrison also draws upon experience from Illinois Central Corporation, Illinois Central Rail Road Company and Burlington Northern.

From 2012 to 2017, Mr. Harrison served on the board of directors of Canadian Pacific, and from 2014 to 2015, Mr. Harrison served on the board of directors of Foresight Energy LP. Additionally, Mr. Harrison was a director of Dynegy Inc. from March 9 to December 16, 2011 (Chairman from July 11 to December 16, 2011), as well as Interim President and Chief Executive Officer from April 9 to July 11, 2011.

Skills and Qualifications

Mr. Harrison has extensive experience successfully leading major railroads and implementing “Precision Scheduled Railroading.” He has been recognized by every major railroading publication, and he has twice been honored as Railroader of the Year. His decades of executive leadership in the rail industry provide significant insight and value to the Board.

Other Public Directorships:

•    None

Paul C. Hilal Director Nominee Age: 50 Director Since: 2017 Vice Chairman of the Board CSX Committees: • Compensation • Executive • Finance • Governance

Biographical Information

Paul C. Hilal founded and controls Mantle Ridge, and each of its related entities. Prior to founding Mantle Ridge, Mr. Hilal was a partner and senior investment professional at Pershing Square Capital Management, where he worked from 2006 to 2016. From 2012 to 2016, Mr. Hilal served as a director of Canadian Pacific, where he was chair of the Management Resources and Compensation Committee and a member of the Finance Committee. Mr. Hilal currently serves on the Board of Overseers of Columbia Business School and served until 2016 on the Board of the Grameen Foundation – an umbrella organization that helps micro-lending and micro-franchise institutions empower the world’s poorest through financial inclusion and entrepreneurship.

Skills and Qualifications

Mr. Hilal draws on his experience as a value investor, as a capital allocator, as an engaged director driving shareholder value and in the railroad industry to provide the Board valuable insight regarding the financial aspects of CSX’s business.

Other Public Directorships:

•    None

Edward J. Kelly, III Independent Director Nominee Age: 62 Director Since: 2002 Chairman of the Board CSX Committees: • Compensation • Executive • Governance

Biographical Information

Edward J. Kelly, III retired as Chairman of the Institutional Clients Group at Citigroup, Inc. in July 2014. He joined Citigroup, Inc. in 2008, and served at various points as Vice Chairman, Chief Financial Officer and Head of Global Banking at Citigroup, among other roles.

Mr. Kelly previously served as Managing Director at The Carlyle Group and Vice Chairman of The PNC Financial Services Group, Inc. following PNC’s acquisition of Mercantile Bankshares Corporation in March 2007. At Mercantile, Mr. Kelly held the offices of Chairman, Chief Executive Officer and President from March 2003 until March 2007, and was Chief Executive Officer and President from March 2001 to March 2003. Before joining Mercantile, Mr. Kelly served as Managing Director and co-head of Investment Banking Client Management at J.P. Morgan Chase and Managing Director and Head of Global Financial Institutions at J.P. Morgan. Previously, Mr. Kelly was General Counsel at J.P. Morgan and a partner at the law firm of Davis Polk & Wardwell LLP, where he specialized in matters related to financial institutions. Early in his career, Mr. Kelly served as a law clerk to Supreme Court Justice William J. Brennan, Jr. and U.S. Court of Appeals Judge Clement F. Haynsworth, Jr.

Mr. Kelly previously served on the boards of directors for The Hartford Financial Services Group, The Hershey Company and Paris RE Holdings.

Skills and Qualifications

As an executive with expertise in the banking industry, Mr. Kelly provides extensive financial, regulatory and governance experience to the Board. He offers important perspective on global financial markets.

Other Public Directorships:

•    XL Group plc

•    MetLife Inc.

John D. McPherson Independent Director Nominee Age: 70 Director Since: 2008 CSX Committees: • Finance • Public Affairs

Biographical Information

John D. McPherson served as President and Chief Operating Officer of Florida East Coast Railway, a wholly-owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993 to 1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998 to 1999, he served as President and Chief Executive Officer of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years.

From 2012 to 2015, Mr. McPherson served on the board of directors of Las Vegas Railway Express, a start-up passenger railroad that plans to operate between Los Angeles and Las Vegas. From 1997 to 2007, Mr. McPherson served as a member of the board of directors of TTX Company, a railcar provider and freight car management services joint venture of North American railroads.

Skills and Qualifications

As a result of his extensive career in the rail industry, Mr. McPherson serves as an expert in railroad operations.

Other Public Directorships:

•    None

David M. Moffett Independent Director Nominee Age: 65 Director Since: 2015 CSX Committees: • Audit (Chair) • Executive • Finance

Biographical Information

David M. Moffett served as the Chief Executive Officer and a director of the Federal Home Loan Mortgage Corporation from September 2008 until his retirement in March 2009. He previously served as a Senior Advisor with the Carlyle Group LLC from May 2007 to September 2008, and as the Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, after its merger with Firstar Corporation where he served as Vice Chairman and Chief Financial Officer from 1998 to 2001. Mr. Moffett also served as Chief Financial Officer of StarBanc Corporation, a predecessor to Firstar Corporation, from 1993 to 1998.

Mr. Moffett currently serves as the lead independent director on the board of directors of PayPal Holdings, Inc. He also serves as a trustee on the boards of Columbia Fund Series Trust I and Columbia Funds Variable Insurance Trust, overseeing approximately 52 funds within the Columbia Funds mutual fund complex. In addition, he serves as a trustee for the University of Oklahoma Foundation. Mr. Moffett also has served as a consultant to Bridgewater and Associates.

From 2007 to 2015, Mr. Moffett served on the board of directors of eBay, Inc. From 2010 to 2016, Mr. Moffett served on the board of directors of CIT Group Inc.

Skills and Qualifications

Mr. Moffett has many years of experience as a chief executive officer or chief financial officer of public financial services companies, as well as significant public policy experience.

Other Public Directorships:

•    PayPal Holdings, Inc.

•    Genworth Financial, Inc.

Dennis H. Reilley Independent Director Nominee Age: 63 Director Since: 2017 CSX Committees: • Audit • Executive • Finance • Governance (Chair)

Biographical Information

Dennis H. Reilley is the retired Chairman, President and CEO of Praxair, Inc. Prior to joining Praxair in 2000, Mr. Reilley served as Executive Vice President and Chief Operating Officer of E.I. Dupont de Nemours and Company and its former energy subsidiary, Conoco Inc., from 1999 to 2000. Mr. Reilley has served as Non-Executive Chairman of Marathon Oil Corporation since 2014 and has served as board member since 2002. He has also served as director of Dow Chemical Company since 2007. Mr. Reilley served as a director of Covidien PLC from 2007 to 2015 (as Chairman from 2007 to 2008 and as Lead Director from 2008 to 2013). Prior to his appointment to the Board, Mr. Reilley was an advisory board member of Trian Advisory Partners, of which he was a founding member. Additionally, Mr. Reilley served as a director of H.J. Heinz Company from 2005 to 2013 and the Entergy Corporation from 1999 to 2005, as well as a former chairman of the American Chemistry Council.

Skills and Qualifications

Drawing on his expertise in finance, operations and leadership on the boards of Fortune 500 companies, Mr. Reilley provides the Board valuable insight and exposure to different approaches to governance and other key issues.

Other Public Directorships:

•    Marathon Oil Corporation

•    Dow Chemical Company

Linda H. Riefler Independent Director Nominee Age: 55 Director Since: 2017 CSX Committees: • Audit • Compensation • Public Affairs

Biographical Information

Linda H. Riefler served as the Chairman of Global Research at Morgan Stanley from 2011 to 2013, and prior to that as Global Head of Research since 2008. From 2006 to 2008, she served as the Chief Talent Officer of Morgan Stanley. While at Morgan Stanley in these roles, she served on both the Management Committee for seven years and the Operating Committee for two years. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was elected a managing director in 1998, while in the research division.

Skills and Qualifications

Ms. Riefler draws on her experience at Morgan Stanley to provide the Board perspective on internal growth strategies, risk and external growth strategies, debt and equity financings and capital market allocations.

Other Public Directorships:

•    MSCI, Inc

J. Steven Whisler Independent Director Nominee Age: 62 Director Since: 2011 CSX Committees: • Audit • Finance

Biographical Information
J. Steven Whisler is the retired Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, where he served in many roles from 1981 until his retirement in 2007. During his tenure at Phelps Dodge Corporation, Mr. Whisler was instrumental in the implementation of its “Zero and Beyond” safety program designed to eliminate workplace injuries and its “Quest for Zero” process-improvement program designed to, among other things, eliminate environmental waste while enhancing product quality.

Mr. Whisler also served as director of US Airways Group, Inc. from 2005 until 2011, and Burlington Northern Santa Fe from 1995 until its acquisition by Berkshire Hathaway in 2010.

Skills and Qualifications

Through his prior tenure on the Burlington Northern Santa Fe board of directors and as a former executive in the mining industry, Mr. Whisler brings to the Board invaluable safety program experience, railroad knowledge and familiarity with certain key markets.

Other Public Directorships:

•    Brunswick Corporation

•    International Paper Co.

John J. Zillmer Independent Director Nominee Age: 61 Director Since: 2017 CSX Committees: • Compensation (Chair) • Executive • Governance • Public Affairs

Biographical Information

John J. Zillmer is the former Executive Chairman, President and Chief Executive Officer of Univar Inc., a Fortune 500 company, where he also served as a director from 2009 to 2012. Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, Inc. from 2005 to 2008, leading an operational transformation which has become an industry benchmark. He currently serves as a director of Reynolds American, Inc., Ecolab, Inc., Veritiv Corporation and Performance Food Group Company. Mr. Zillmer has also served as a director of Liberty Capital Partners, a private equity and venture capital firm specializing in start-ups, early stage, growth equity, buyouts and acquisitions, since June 2004. Mr. Zillmer also serves on the North American advisory board of CVC Capital Partners.

Skills and Qualifications

Mr. Zillmer provides the Board valuable insight on business optimization and improvement, in addition to labor relations, environmental safety, logistics, corporate governance and talent management.

Other Public Directorships:

•    Reynolds American, Inc.

•    Ecolab, Inc.

•    Veritiv Corporation

•    Performance Food Group Company

ITEM 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mantle Ridge recommends that shareholders vote FOR this proposal.

The following description of Item 2 is based on information provided in the Company’s proxy statement. All references or statements with respect to the beliefs or intentions of the Company, the Board or any committee of the Board contained herein or any determinations made by the same are based solely on the information provided in the Company’s proxy statement.

The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the independent auditors retained to audit the Company’s financial statements. Pursuant to this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the Independent Auditors’ qualifications, performance and independence. Additionally, the Audit Committee periodically considers whether there should be a rotation of the Independent Auditors. Furthermore, in conjunction with the mandated rotation of the Independent Auditors’ lead engagement partner, the Audit Committee and its chair were directly involved in the selection of the Independent Auditors’ lead engagement partner.

The Audit Committee has selected and appointed EY as the Company’s Independent Auditors to audit and report on CSX’s financial statements for the fiscal year ending December 29, 2017. EY or its predecessors have continuously served as the Company’s Independent Auditors since 1981. The Audit Committee and the Board believe that the continued retention of EY as the Independent Auditors is in the best interests of the Company and its shareholders.

Action by shareholders is not required by law in the appointment of independent accountants. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee and the Board.

According to the Company’s proxy statement, EY has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of EY will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.

ITEM 3: ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPENSATION OF CSX’S NAMED EXECUTIVE OFFICERS

Mantle Ridge recommends that shareholders vote FOR this proposal.

The following description of Item 3 is based on information provided in the Company’s proxy statement. All references or statements with respect to the beliefs or intentions of the Company, the Board or any committee of the Board contained herein or any determinations made by the same are based solely on the information provided in the Company’s proxy statement.

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), CSX is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Company’s NEOs, which is described in the Company’s proxy statement. Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of CSX Corporation (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the CSX Proxy Statement.”

The Company’s executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term shareholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short- and long-term strategic goals. In order to align executive pay with the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to the Company’s NEOs is allocated to performance-based, long-term equity incentive awards. The Company makes compensation payout decisions based on an assessment of the Company’s performance, as well as the performance of each executive against goals that promote CSX’s success by focusing on shareholders, customers, employees and the communities in which the Company operates.

Shareholders are urged to read the Company’s proxy statement, the accompanying tables and the related narrative disclosure which more thoroughly discusses the Company’s compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall pay-for-performance compensation philosophy. This resolution does not relate to the matters addressed in Item 5.

While this advisory vote is required by law, such vote will neither be binding on the Company, the Compensation Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board. The Board and the Compensation Committee will consider the outcome of the vote when developing future executive compensation programs. The Company currently intends to hold the next advisory (non-binding) vote to approve NEO compensation at the 2018 Annual Meeting, unless the Board modifies its policy of holding an advisory (non-binding) vote to approve the compensation of the Company’s NEOs on an annual basis.

ITEM 4: ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF CSX’S NAMED EXECUTIVE OFFICERS

Mantle Ridge recommends that an advisory vote on the compensation of the Company’s named executive officers be included in the Company’s proxy statement every year.

The following description of Item 4 is based on information provided in the Company’s proxy statement. All references or statements with respect to the beliefs or intentions of the Company, the Board or any committee of the Board contained herein or any determinations made by the same are based solely on the information provided in the Company’s proxy statement.

In accordance with Section 951 of the Dodd-Frank Act, the Company is providing shareholders with the opportunity to cast an advisory vote on whether a non-binding stockholder resolution to approve the compensation of the NEOs should occur every one, two or three years. The Board and Mantle Ridge recommend that shareholders vote to hold an advisory vote on executive compensation every year, or an annual vote.

After careful consideration, the Board and Mantle Ridge believe that holding a vote every year is the most appropriate option because (i) it enables shareholders to provide the Company with input regarding the compensation of the NEOs on a timely basis; and (ii) it is consistent with the Company’s practice of engaging with its shareholders, and obtaining their input, on corporate governance matters and executive compensation philosophy, policies and practices.

The advisory vote regarding the frequency of the shareholder vote as described in this Item 4 requires the favorable vote of the majority of the votes cast at the Annual Meeting. If none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by shareholders. Abstentions will not be counted as votes cast. If no voting specification is made on a properly returned or voted proxy card, proxies named on the proxy card will vote for EVERY YEAR for the frequency of the shareholder vote on executive compensation described in this Item 4. While this advisory vote is required by law, it will neither be binding on the Company nor the Board. The Board will consider the outcome of the vote in making a determination concerning the frequency of future advisory (non-binding) votes on executive compensation.

ITEM 5: ADVISORY VOTE CONCERNING REIMBURSEMENT ARRANGEMENTS SOUGHT IN CONNECTION WITH RETENTION OF E. HUNTER HARRISON AS CEO AT CSX

Mantle Ridge recommends that shareholders vote FOR this proposal.

On March 6, 2017, the Company announced that it had appointed Mr. Harrison, a proven railroad executive with what we believe is an unrivaled record of producing market-leading operating and financial results, as Chief Executive Officer, effective immediately.

At that time, the Company also announced that the Board would seek shareholder input with respect to Mr. Harrison’s request that CSX reimburse the costs incurred in order to induce his then employer, Canadian Pacific, to relax his non-compete sufficiently to permit him to work at CSX. Canadian Pacific was unwilling to relax Mr. Harrison’s non-compete unless Mr. Harrison forfeited approximately $90 million in vested and about-to-vest compensation and benefits.

As described below, prior to any discussions with the Company, to facilitate Mr. Harrison’s separation from Canadian Pacific on terms that would permit him to work at the Company, Mantle Ridge agreed to protect Mr. Harrison on a contingent basis with respect to $84 million of the cost of such forfeiture. If the Company does not reimburse these forfeiture costs and Mr. Harrison does not resign, Mr. Harrison would be required to repay the $55 million amount he has already received under the Mantle Ridge contingent protection arrangement and give up his right to any further amounts under that arrangement. Mr. Harrison joined CSX on the assumption that CSX would reimburse these forfeiture costs and has indicated that if the Company does not do so then he will resign from CSX after the Annual Meeting in order to maintain the contingent protection he currently has from Mantle Ridge.

Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the Company should pay $55 million to Mantle Ridge (to reimburse Mantle Ridge for the payment it made to E. Hunter Harrison) and $29 million to Mr. Harrison with regard to compensation and benefits Mr. Harrison earned at Canadian Pacific Railway Limited but forfeited in order to allow him to become CEO of the Company, and also assume a tax indemnity that enables Mr. Harrison to remain in the same after-tax position as if he had not forfeited such compensation and benefits and had not been reimbursed for them (collectively, the “Reimbursement”).”

Until January 31, 2017, Mr. Harrison was Chief Executive Officer of Canadian Pacific. The terms of Mr. Harrison’s employment included a two-year non-compete obligation that precluded him from accepting a position with the Company. His Supplemental Executive Retirement benefit (the “SERP Benefit”) also included a non-compete obligation. Mantle Ridge informed CSX of the following:

•	Canadian Pacific was willing to exempt from the non-compete in Mr. Harrison’s employment agreement a number of railroads including the Company, but only if he forfeited approximately $90 million in vested and about-to-vest compensation and benefits he had earned at Canadian Pacific, including the SERP Benefit.

•	Mr. Harrison was not willing to incur such large personal costs.

•	Mantle Ridge’s limited partners believed the Company would agree that the $90 million cost was necessary to make Mr. Harrison available to work at the Company.

•	Those limited partners therefore shared Mantle Ridge’s view that if Mr. Harrison were in fact made available, the Company would hire him under commercial terms that included covering the cost of the forfeiture.

•	To facilitate Mr. Harrison’s separation from Canadian Pacific on terms that would permit him to work at the Company, Mantle Ridge’s limited partners authorized Mantle Ridge to extend contingent protection to Mr. Harrison that would cover him unless and until the Company hired him (and for a brief period of time beyond), but not after such time.

•	Accordingly, Mantle Ridge agreed to protect Mr. Harrison from the contingency that the Company would not hire him by committing to reimburse him $84 million of the $90 million of forfeiture costs (and providing a tax indemnity). However, the agreement provides that if the Company fails to provide the Reimbursement and Mr. Harrison remains as CEO, then Mr. Harrison must repay Mantle Ridge the $55 million amount he has already received (and relinquish any further rights) under this contingent protection.

Mr. Harrison has joined the Company on the assumption that the Company will provide the Reimbursement and he has made clear that if the Company does not do so he will resign from CSX in order to maintain the Mantle Ridge protection.

Mantle Ridge believes shareholders should vote in favor of this resolution in order to enable the Company to retain the services of Mr. Harrison. Mantle Ridge believes the Company is unlikely to identify any candidate for CEO or President with the expertise of Mr. Harrison given Mr. Harrison’s prior accomplishments and past experiences generating value at Illinois Central Railroad, Canadian National Railway and Canadian Pacific and Mr. Harrison’s experience with implementing “Precision Scheduled Railroading.” Mr. Harrison forfeited substantial compensation and benefits he earned at Canadian Pacific in order to relax non-compete restrictions that would have prevented him from working at the Company, and if the Company does not provide the Reimbursement he has made clear that he will resign from CSX in order to maintain the Mantle Ridge protection against the cost of the forfeiture.

Mantle Ridge believes that shareholders should take into account the potential benefits associated with Mr. Harrison’s continued services as CEO and President of the Company, as well as the potentially negative effects to the Company were Mr. Harrison to resign as CEO and President of the Company within thirty days following the Annual Meeting.

The resolution is advisory, and the Board has stated that it intends to act promptly in the exercise of its fiduciary duties with respect to whether to commit to the Reimbursement after the shareholders have voted.

If a shareholder submits a gold proxy card but does not indicate a vote on this resolution, the shares represented by that proxy will be voted FOR this proposal.

The Participants are relying on Rule 14a-5(c) of the Exchange Act to further inform shareholders and certain matters relevant to Item 5 can be found in the Company’s proxy statement under the sections entitled “Item 5 Advisory (Non-Binding) Vote Concerning the Reimbursement Arrangements Sought in Connection with Retention of E. Hunter Harrison as CEO at CSX” and “Mantle Ridge and E. Hunter Harrison Agreements.”

OTHER MATTERS

Mantle Ridge does not intend to bring, and according to the Company’s proxy statement, neither the Board nor management intends to bring, before the Annual Meeting any business other than the matters referred to in the Company’s notice of meeting and proxy statement. If any other matters are properly brought before the Annual Meeting, or any adjournment thereof, the persons appointed in the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

INTERESTS OF THE PARTICIPANTS

As of the date of this Proxy Statement, the Participants (a) beneficially own, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), an aggregate of approximately 41,405,466 shares of CSX common stock, representing approximately 4.5% of the Company’s outstanding shares of common stock, and (b) possess economic exposure to an aggregate of 614,089 additional shares of CSX common stock due to certain cash-settled total return swap agreements (the “Swaps”). The Participants could be considered to have an interest in Item 5 of this Proxy Statement. If the Reimbursement that is the subject of Item 5 is not provided by the Company and Mr. Harrison resigns as a result, the Participants will no longer be entitled to recoup the $55 million they paid Mr. Harrison under the contingent protection they provided him, will be required to pay Mr. Harrison an additional $29 million under that protection and will remain obligated under a related tax indemnity. In that case, Mantle Ridge believes the value of the CSX common stock and Swaps the MR Funds own will decline, and that would reduce the management fees certain Participants earn from, and the value of the participatory or profits interests certain Participants have in, the MR Funds and MR Argent Fund CE LP.

Mantle Ridge and CSX are parties to the MR Agreement and a registration rights agreement (the “Registration Rights Agreement”), and Mantle Ridge and Mr. Harrison are parties to a consulting agreement (the “Consulting Agreement”), each as more fully described in the Company’s proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, regarding, among other things, the benefits of Precision Scheduled Railroading. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Mantle Ridge undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

OTHER INFORMATION ABOUT THE COMPANY

Based upon documents publicly filed by the Company, the mailing address of the principal executive offices of the Company is 500 Water Street, 15th Floor, Jacksonville, Florida 32202.

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s proxy statement in connection with the Annual Meeting. Such disclosure is expected to include, among other things information regarding the MR Agreement, the Consulting Agreement, the Registration Rights Agreement, securities of the Company beneficially owned by the Company’s directors and management, certain shareholders’ beneficial ownership of more than 5% of the Company’s voting securities, information concerning executive compensation and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2018 Annual Meeting and for consideration for inclusion in the proxy materials for that meeting. We take no responsibility for the accuracy or completeness of information contained in the Company’s proxy statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Mantle Ridge has no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement that are made in reliance upon publicly available information are inaccurate or incomplete.

Dated: April 20, 2017

GOLD PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 p.m., Eastern Time, on June 4, 2017.

VOTE BY INTERNET	WWW.FCRVOTE.COM/CSX
Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 4, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
OR
VOTE BY TELEPHONE	1-866-834-5365
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 4, 2017. Have your proxy card in hand when you call and then follow the instructions.
OR
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: First Coast Results, Inc., P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

CONTROL NUMBER

If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.

CSX CORPORATION	GOLD PROXY CARD

MANTLE RIDGE RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE NOMINEES LISTED IN ITEM 1.

ITEM 1—The election of Donna M. Alvarado, John B. Breaux, Pamela L. Carter, Steven T. Halverson, E. Hunter Harrison, Paul C. Hilal, Edward J.
Kelly III, John D. McPherson, David M. Moffett, Dennis H. Reilley, Linda H. Riefler, J. Steven Whisler, John J. Zillmer to serve as directors of the Company.
FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below. Your shares will be voted for the remaining nominee(s). You may also withhold authority to vote for one or more additional CSX nominees by writing the name of the nominee(s) below.

		FOR	AGAINST	ABSTAIN
MANTLE RIDGE RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITEM 2.

ITEM 2—The ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2017.		☐	☐	☐

MANTLE RIDGE RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITEM 3.

ITEM 3—An advisory (non-binding) resolution to approve compensation for the Company’s named executive officers.		☐	☐	☐

MANTLE RIDGE RECOMMENDS THAT SHAREHOLDERS VOTE FOR EVERY YEAR FOR ITEM 4.	1 Year	2 Years	3 Years	Abstain

ITEM 4—An advisory (non-binding) vote on whether future votes on the compensation for the Company’s named executive officers should be held every one, two or three years.	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN
MANTLE RIDGE RECOMMENDS THAT SHAREHOLDERS VOTE FOR ITEM 5.

ITEM 5—An advisory (non-binding) vote concerning the reimbursement arrangements sought in connection with retention of E. Hunter Harrison as CEO at CSX.		☐	☐	☐

Signature (Capacity)

Signature (If jointly held)

Date
Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS

YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND

RETURN THIS PROXY PROMPTLY. YOUR VOTE MUST BE RECEIVED NO LATER THAN 11:59 P.M.

EASTERN TIME, JUNE 4, 2017, TO BE INCLUDED IN THE VOTING RESULTS.

The Proxy Statement, as well as other proxy materials distributed by Mantle Ridge, are available free of charge online at www.fcrvote.com/CSX.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

Ï    If submitting a proxy by mail, please sign and date the card on reverse and fold and detach card at perforation before mailing.    Ð

CSX CORPORATION	GOLD PROXY CARD

2017 ANNUAL MEETING OF SHAREHOLDERS

June 5, 2017, 10:00 A. M.

PROXY SOLICITED BY MANTLE RIDGE LP

2017 Annual Meeting of Shareholders of CSX Corporation

Monday, June 5, 2017 at 10:00 a.m. Eastern Time

The Jefferson Hotel

101 W. Franklin Street

Richmond, VA 23220

The undersigned hereby appoints Paul C. Hilal and Edward T. McCarthy, and each of them, with full power of substitution, as proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of CSX Corporation (the “Company” or “CSX”) that the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Shareholders of CSX, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2017 Annual Meeting”). If you validly execute and return this proxy card without indicating your vote on one or more of the following items, you will be deemed to have instructed the proxy holder to vote in accordance with Mantle Ridge LP’s recommendation on such item. This proxy will revoke any previously executed proxy with respect to all items.

CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.